As filed with the Securities and Exchange Commission on March 18, 1997
                                    Registration Nos. 333-21215 and 333-21215-01
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                    THE BEAR STEARNS                                            BEAR STEARNS
                     COMPANIES INC.                                            CAPITAL TRUST I
 (Exact name of registrant as specified in its charter)       (Exact name of registrant as specified in its Trust Agreement)
                        Delaware                                                  Delaware
(State or other jurisdiction of incorporation or organization)(State or other jurisdiction of incorporation or organization)
                          6211                                                      6719
(Primary standard industrial classification code number)      (Primary standard industrial classification code number)

                       13-3286161                                                13-7108741
          (l.R.S. Employer Identification No.)                      (I.R.S. Employer Identification No.)

                    245 Park Avenue                                  c/o The Bear Stearns Companies Inc.
                New York, New York 10167                                       245 Park Avenue
                     (212) 272-2000                                       New York, New York 10167
  (Address, including zip code, and telephone number,                          (212) 272-2000
          including area code, of registrant's               (Address, including zip code, and telephone number,
              principal executive offices)                          including area code, of registrant's
                                                                         principal executive offices)


                              William J. Montgoris
                             Chief Operating Officer
                         The Bear Stearns Companies Inc.
                                 245 Park Avenue
                            New York, New York 10167
                                 (212) 272-2000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)
                                   Copies to:
                              Dennis J. Block, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [x]

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE OR UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   SUBJECT TO COMPLETION, DATED MARCH 18, 1997


PROSPECTUS

                                  $200,000,000
                          BEAR STEARNS CAPITAL TRUST I
         OFFER TO EXCHANGE ITS FIXED/ADJUSTABLE RATE CAPITAL SECURITIES
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
               FOR ANY AND ALL OF ITS OUTSTANDING FIXED/ADJUSTABLE
                             RATE CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                 GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY
                         THE BEAR STEARNS COMPANIES INC.



                  The Exchange Offer and Withdrawal Rights will
           expire at 5:00 p.m., New York City time, on April __, 1997, unless extended.


                  Bear Stearns Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer" or the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $200,000,000 aggregate Liquidation Amount (as defined herein) of its Fixed/Adjustable Rate Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding Fixed/Adjustable Rate Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Old Capital Securities"), of which $200,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), is also exchanging (i) its guarantee with respect to the payment of Distributions (as defined herein) and other payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee with respect to the New Capital Securities (the "New Guarantee"), and
(ii) all of its outstanding Fixed/Adjustable Rate Junior Subordinated Deferrable Interest Debentures (the "Old Subordinated Debentures"), of which $206,186,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its Fixed/Adjustable Rate Junior Subordinated Deferrable Interest Debentures (the "New Subordinated Debentures"), which New Guarantee and New Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Subordinated Debentures are collectively referred to herein as the "New Securities."

(cover page continued)



                  The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities,
(ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the New Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Issuer under the Registration Rights Agreement, dated as of January 29, 1997 (the "Registration Rights Agreement"), among the Company, the Issuer and the Initial Purchasers (as defined herein) of the Old Capital Securities. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

                  SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE NEW CAPITAL SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES MAY BE DEFERRED AND CERTAIN RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is March __, 1997.

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                  The New Capital Securities represent undivided beneficial
interests in the assets of the Issuer. The Company is the owner of all of the beneficial interests represented by common securities of the Issuer (the "Common Securities" and, collectively with the Capital Securities (as defined herein), the "Trust Securities"). The Issuer exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Subordinated Debentures (as defined herein). The Subordinated Debentures will mature on January 15, 2027 (the "Stated Maturity"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to Distributions (as defined herein) and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of New Securities--Description of Capital Securities" and "Subordination Of Common Securities."


                  As used herein, (i) the "Indenture" means the Junior Subordinated Indenture relating to the Subordinated Debentures, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer among the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), and Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee") (the Property Trustee and Delaware Trustee collectively, the "Issuer Trustees"), the Administrators named therein and the holders from time to time of the Trust Securities and (iii) the "Guarantee Agreement" or the "Guarantee" means the Guarantee Agreement between the Company and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee"), providing a guarantee, on the terms and conditions described herein, for the benefit of holders of the Capital Securities. In addition, as the context may require, unless expressly stated otherwise, (i) the "Capital Securities" means the Old Capital Securities and the New Capital Securities, (ii) the "Subordinated Debentures" means the Old Subordinated Debentures and the New Subordinated Debentures, and (iii) the "Guarantee" means the Old Guarantee and the New Guarantee.

                  Except as provided below, the Capital Securities will be represented by a global certificate in fully registered form, deposited with a custodian for and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Accordingly, any holder must own at least 100 Capital Securities. See "Description of New Securities-Restrictions on Transfer."

                  Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions, and the holder of the Common Securities will be entitled to receive cumulative cash distributions, arising from the payment of interest on the Subordinated Debentures accumulating from the date of original issuance and payable semi-annually in arrears on the fifteenth day of January and July of each year, commencing July 15, 1997, at the annual rate of 7.00% of the Liquidation Amount of $1,000 per Capital Security (the "Liquidation Amount") and at the annual rate of 7.00% of the Liquidation Amount of $1,000 per Common Security ("Distributions") through January 15, 2002. Thereafter, holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions and the holder of the Common Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Subordinated Debentures accumulating from January 15, 2002 and payable semi-annually in arrears on the fifteenth day of January and July at the Applicable Rate from time to time in effect. The Applicable Rate will be reset quarterly as described herein based on the three-month London Interbank Offered Rate ("LIBOR"), plus a margin of 1.75%. Subject to certain exceptions described herein, the Company has the right to defer payments of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Subordinated Debentures are so deferred, Distributions on the Capital Securities and on the Common Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures. During an Extension Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 7.00% per annum until January 15, 2002, and at the Applicable Rate thereafter, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States Federal income tax purposes. See "Description of Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest, Original Issue Discount, Premium and Market Discount."

         The Company has, through the Guarantee Agreement, the Trust Agreement, the Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Issuer's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer, as described herein (the "Guarantee"). See "Description of New Securities" and "Description of Guarantee." If the Company does not make interest payments on the Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Guarantee and the Subordinated Debentures are unsecured and are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of New Securities," "Description of Subordinated Debentures" and "Subordination") of the Company.

         The Capital Securities are subject to mandatory redemption (i) at the Stated Maturity upon repayment of the Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, contemporaneously with the prepayment of the Subordinated Debentures upon the occurrence and continuation of a Tax Event (as defined herein) (a "Tax Event Prepayment") at a

(cover page continued)


redemption price equal to the Tax Event Prepayment Price (as defined below) and
(iii) in whole or in part on or after January 15, 2002 contemporaneously with the optional prepayment by the Company of the Subordinated Debentures at a redemption price equal to the principal amount then outstanding plus accrued interest thereon to the date of such prepayment (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Tax Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Securities--Description of Capital Securities--Redemption." The Subordinated Debentures are prepayable prior to the Stated Maturity at the option of the Company (i) on or after January 15, 2002, in whole or in part at the Optional Redemption Price or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Tax Event, at a prepayment price (the "Tax Event Prepayment Price") equal to (a) if the Tax Event occurs before January 15, 2002, the greater of (x) 100% of the principal amount thereof and (y) as determined by a Calculation Agent, the sum of the present values of the principal amount that would be payable as part of the Redemption Price with respect to an optional redemption of such Subordinated Debentures on January 15, 2002, together with the present values of scheduled payments of interest from the prepayment date to January 15, 2002, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted CMT Rate (as defined herein), plus, in each case, accrued interest thereon to but excluding the date of prepayment, or (b) if the Tax Event occurs on or after January 15, 2002, the Optional Redemption Price that would be payable on optional redemption of the Subordinated Debentures on the date of prepayment. Either of the Optional Redemption Price or the Tax Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Subordinated Debentures--Optional Prepayment" and "--Tax Event Prepayment."

         The Company, as the holder of the outstanding Common Securities, will have the right at any time (including, without limitation upon the occurrence of a Tax Event), to dissolve the Issuer and, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, cause a Like Amount (as defined herein) of the Subordinated Debentures to be distributed to the holders of the Capital Securities upon liquidation of the Issuer. See "Description of Capital Securities--Liquidation of the Issuer and Distribution of Subordinated Debentures."

                  The Issuer is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to third parties in other transactions. However, neither the Company nor the Issuer has sought its own no-action letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Issuer believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities.

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However, any holder of Old Capital Securities who is an "affiliate" of the
Company or the Issuer within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Issuer to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer (a "Participating Broker-Dealer") holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities. See "Plan of Distribution" and "The Exchange Offer-Resales of New Capital Securities."

                  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. The Company has filed an application for listing of the New Capital Securities on the New York Stock Exchange, Inc. ("NYSE"). However, there can be no assurance as to the development or liquidity of any market for the New Capital Securities.

                  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Issuer will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors-Consequences of Failure to Exchange Old Capital Securities."

                  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


                  Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on April __, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital

(cover page continued)


Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Issuer and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer-Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from January 29, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such interest has been paid or duly provided for, from and after January 29, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of January 29, 1997.

                  Neither the Company nor the Issuer will receive any proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                  This Prospectus may be used by Bear, Stearns & Co. Inc., an affiliate of the Company, in connection with offers and sales related to market-making transactions in New Securities effected from time to time after the commencement of the offering to which this Prospectus relates. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.


                  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM CORPORATE COMMUNICATIONS DEPARTMENT, THE BEAR STEARNS COMPANIES INC., 245 PARK AVENUE, NEW YORK, NEW YORK 10167, TELEPHONE NUMBER (212) 272-2000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS. ANY REQUEST SHOULD BE MADE BY APRIL __ 1997.


                  THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND CAPITAL SECURITIES MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE

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RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE
SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL
SECURITIES.

         NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER
(A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C, 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  The Company and the Issuer have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

         No separate financial statements of the Issuer have been included herein. The Company and the Issuer do not consider that such financial statements would be material to holders of the Capital Securities because the Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debentures and issuing the Trust Securities. See "The Bear Stearns Companies Inc.," "Description of New Securities--Description of Capital Securities," "Description of Subordinated Debentures" and "Description of Guarantee." In addition, the Company does not expect that the Issuer will file reports under the Exchange Act with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1996 (the "1996 Form 10-K"), (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 27, 1996 and December 31, 1996, and (iii) the Current Reports on Form 8-K, dated July 30, 1996, October 16, 1996, October 29, 1996, November 12, 1996, January 22, 1997 and January 29, 1997. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Capital Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272- 2000.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

                                     SUMMARY

                  THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED HEREIN AND SHOULD BE READ IN CONJUNCTION WITH SUCH INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, SUCH INFORMATION. CAPITALIZED TERMS USED HEREIN HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROSPECTUS.

EXCHANGE OFFER

                  Up to $200,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof provided that if any Old Capital Securities are tendered in exchange for part, the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The Company and the Issuer are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer-Procedures for Tendering Old Capital Securities."

EXPIRATION DATE


                  The Expiration Date of the Exchange Offer will be 5:00 p.m., New York City time, on April __, 1997, unless the Exchange Offer is extended by the Company and the Issuer. See "The Exchange Offer-Expiration Date; Extensions; Amendments."


CONDITIONS TO EXCHANGE OFFER

                  The Exchange Offer is subject to certain conditions, which may be waived by the Company and the Issuer in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer --Conditions to Exchange Offer". The Company and the Issuer reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer-Expiration Date; Extensions; Amendments."

WITHDRAWAL RIGHTS

                  Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to The Chase Manhattan Bank, as Exchange Agent (the "Exchange Agent"), in conformity with certain procedures set forth below under "The Exchange Offer-Withdrawal Rights."

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

                  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities." Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Company or the Issuer. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer-Exchange Agent."

RESALES OF NEW CAPITAL SECURITIES


                  The Company and the Issuer are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain no-action letters addressed to third parties in other transactions. However, neither the Company nor the Issuer has sought its own no-action letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Issuer believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned no-action letters,
(ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, any Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.


                  Each holder of Old Capital Securities that wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Issuer believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer-Resales of New Capital Securities," the Company and the Issuer have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer-Resales of New Capital Securities."

EXCHANGE AGENT

                  The Exchange Agent is The Chase Manhattan Bank. The address and telephone and facsimile numbers of the Exchange Agent are set forth under "The Exchange Offer-Exchange Agent" and in the Letter of Transmittal.

USE OF PROCEEDS

                  Neither the Company nor the Issuer will receive any proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS; CERTAIN ERISA CONSIDERATIONS

                  Holders of Old Capital Securities should review the information set forth under "Certain Federal Income Tax Considerations" and "Certain ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

NEW SECURITIES

GENERAL

                  The Capital Securities represent undivided beneficial interests in the assets of the Issuer and will have a preference over the Common Securities under certain circumstances with respect to Distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of New Securities-Description of Capital Securities" and "-Subordination Of Common Securities." The sole assets of the Issuer are the Subordinated Debentures, and payments under the Subordinated Debentures will be the sole revenue of the Issuer. The Subordinated Debentures are unsecured subordinated debt securities issued under the Indenture between the Company and The Chase Manhattan Bank, as trustee.

SECURITIES OFFERED

                  The Issuer is offering up to $200,000,000 aggregate Liquidation Amount of the Issuer's Fixed/Adjustable Rate Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Security). The New Capital Securities will be issued, and the Old Capital Securities were issued, under the Trust Agreement. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities-Description of Capital Securities" and "-General." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer-Purpose and Effect of Exchange Offer," "Description of New Securities" and "Description of Old Securities."

DISTRIBUTIONS

                  Holders of the Capital Securities will be entitled to receive preferential cumulative cash Distributions accruing from the date of original issuance of the Old Capital Securities and payable semi-annually in arrears on January 15 and July 15 of each year (the "Distribution Dates"), commencing July 15, 1997, at the annual rate of 7.00% through January 15, 2002 and thereafter at the Applicable Rate from time to time in effect, to the persons in whose names the Capital Securities are registered at the close of business on the relevant record dates. See "Description of New Securities-Description of Capital Securities" and "-Distributions."

                  Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after January 29, 1997.

                  The Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. The ability of the Issuer to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Subordinated Debentures as and when required. See "Risk Factors-Ranking of Obligations Under the Guarantee and the Subordinated Debentures."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

                  So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company has the right to defer payments of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each such Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity. If interest payments on the Subordinated Debentures are deferred, Distributions on the Capital Securities also will be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures. During an Extension Period, Distributions on the Capital Securities will continue to accumulate and Distributions that are in arrears will bear interest on the amount thereof at the annual rate of 7.00% through January 15, 2002 and at the Applicable Rate thereafter, compounded semi-annually, and holders of the Capital Securities, regardless of their regular method of accounting, will be required to accrue income (in the form of original issue discount) for United States Federal income tax purposes in advance of receipt of the cash related to such income. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein.

                  The Company believes that, as a result of its inability to pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock during an Extension Period to the extent set forth herein and subject to certain exceptions, the likelihood of its exercising its right to defer payments of interest is remote. However, should the Company elect to exercise such right, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. See "Risk Factors- Option to Extend Interest Payment Period; Tax Consequences; Price Consequences," "Description of New Securities," "Description of Subordinated Debentures-Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences-Interest, Original Issue Discount, Premium and Market Discount."

REDEMPTION; TAX EVENT

                  The Capital Securities are subject to mandatory redemption,
(i) at the Stated Maturity upon repayment of the Subordinated Debentures. The Subordinated Debentures are redeemable, at the option of the Company, (i) on or after January 15, 2002, in whole at any time or in part from time to time, or
(ii) at any time in whole (but not in part), upon the occurrence and continuation of a Tax Event (as defined herein). See "Risk Factors-Tax Event Redemption" and "Description of New Securities-Description of Capital Securities" and "-Redemption."

                  See "Risk Factors-Possible Tax Law Changes Affecting the Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Capital Securities prior to January 15, 2002.

                  No sinking fund will be established for the benefit of the Capital Securities.

EXCHANGE OF CAPITAL SECURITIES FOR SUBORDINATED DEBENTURES

                  The holder of the Common Securities (i.e., the Company) has the right to dissolve the Issuer at any time and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer, subject to the Issuer having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of New Securities-Description of Capital Securities," "-Liquidation of Issuer and

Distribution of Subordinated Debentures" and "Certain Federal Income Tax Consequences-Receipt of Subordinated Debentures Upon Liquidation of the Issuer."

GUARANTEE

                  The payment of Distributions and payments on the liquidation of the Issuer or the redemption of the Capital Securities are guaranteed by the Company to the extent that the Issuer has sufficient funds available therefor. Such guarantee is subordinate and junior in right of payment to all Senior Debt of the Company. See "Risk Factors-Rights Under the Guarantee," "Description of New Securities" and "Description of Guarantee."

TRANSFER

                  The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of Capital Securities resulting in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ABSENCE OF MARKET FOR NEW CAPITAL SECURITIES

                  The New Capital Securities will be a new issue of securities for which there currently is no market. Although Bear, Stearns & Co. Inc., Chase Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and NationsBanc Capital Markets, Inc., the initial purchasers of the Old Capital Securities (the "Initial Purchasers"), informed the Company and the Issuer in connection with the offering of the Old Capital Securities that they each intended to make a market in the Old Capital Securities, they are not obligated to make a market in the Old Capital Securities or the New Capital Securities, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Company has filed an application for listing of the New Capital Securities on the NYSE.

                                  RISK FACTORS

         Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters prior to tendering Old Capital Securities in the Exchange Offer.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBENTURES


         The obligations of the Company under the Guarantee and the Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. At December 31, 1996, the Company had outstanding approximately $18.3 billion of Senior Indebtedness, none of which was secured, and subsidiaries of the Company had outstanding approximately $1.3 billion of indebtedness (excluding $39.7 billion relating to securities sold under repurchase agreements). None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantee-Status of the Guarantee" and "Description of Subordinated Debentures-Subordination." Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Accordingly, the Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Subordinated Debentures should look only to the assets of the Company for payments on the Subordinated Debentures. See "The Bear Stearns Companies Inc."


         The ability of the Issuer to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; PRICE CONSEQUENCES

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 7.00% per annum until January 15, 2002, and at the Applicable Rate thereafter, compounded semi-annually, but not exceeding the interest rate then accruing on the Subordinated Debentures), from the relevant payment date for such Distributions during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) (as defined herein) that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) (as defined herein) if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than

(a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees and (e) payments of interest pursuant to the EPICS Loan Agreement (as defined herein). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Subordinated Debentures (together with interest thereon at the annual rate of 7.00% until January 15, 2002, and at the Applicable Rate thereafter, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities-Distributions" and "Description of Subordinated Debentures-Option to Defer Interest Payments."

         Should an Extension Period occur, a holder of Capital Securities will, regardless of its regular method of accounting, continue to accrue income for United States Federal income tax purposes (in the form of original issue discount) in respect of its pro rata share of the Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will include such income in gross income for United States Federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences-Interest, Original Issue Discount, Premium and Market Discount" and "-Sale or Redemption of Capital Securities."

                  The Company believes that, as a result of its inability to pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock during an Extension Period to the extent described in the second preceding paragraph, or the other limitations described in the second preceding paragraph, the likelihood of its exercising its right to defer payments of interest is remote. However, should the Company elect to exercise such right, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred beneficial interests in the Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT REDEMPTION

         Upon the occurrence and continuation of a Tax Event, the Company has the right to prepay the Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event, and therefore cause a mandatory redemption of the Capital Securities at the Tax Event Redemption Price. See "Description of Capital Securities-Redemption."

         A "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of taxes, duties or governmental charges.

         See "-Possible Tax Law Changes Affecting the Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Capital Securities prior to January 15, 2002.

EXCHANGE OF CAPITAL SECURITIES FOR SUBORDINATED DEBENTURES

         The Company will have the right at any time to dissolve the Issuer and, after satisfaction of liabilities to creditors as required by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer. See "Description of New Securities-Liquidation of the Issuer and Distribution of Subordinated Debentures."

         Under current United States Federal income tax law and interpretations thereof and assuming, as expected, that the Issuer is treated as a grantor trust for United States Federal income tax purposes, a distribution by the Issuer of the Subordinated Debentures pursuant to a liquidation of the Issuer will not be a taxable event to the Issuer or to holders of the Capital Securities and will result in a holder of the Capital Securities receiving directly such holder's pro rata share of the Subordinated Debentures (previously held indirectly through the Issuer). If, however, the liquidation of the Issuer were to occur because the Trust is subject to United States Federal income tax with respect to income accrued or received on the Subordinated Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Subordinated Debentures to holders of the Capital Securities by the Issuer would be a taxable event to the Issuer and each holder, and holders of the Capital Securities would recognize gain or loss as if they had exchanged their Capital Securities for the Subordinated Debentures they received upon the liquidation of the Issuer. See "Certain Federal Income Tax Consequences-Receipt of Subordinated Debentures Upon Liquidation of the Issuer."

         Because holders of Capital Securities may receive Subordinated Debentures on termination of the Issuer and because Distributions are otherwise limited to payments on the Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein. See "Description of New Securities" and "Description of Subordinated Debentures."

PRICES FOR CAPITAL SECURITIES OR SUBORDINATED DEBENTURES

         There can be no assurance as to the market prices for Capital Securities or Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer occurs. Accordingly, the Capital Securities that an investor may hold, or the Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities.

RIGHTS UNDER THE GUARANTEE

         The Chase Manhattan Bank will act as the Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Debenture Trustee for the Subordinated Debentures and as Property Trustee under the Trust Agreement and its affiliate Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer (unless the Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Capital Securities. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of and interest on such Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures or assert directly any other rights in respect of the Subordinated Debentures. See "Description of Subordinated Debentures-Enforcement of Certain Rights by Holders of Capital Securities," "Description of Subordinated Debentures-Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.

LIMITED VOTING RIGHTS

         Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities and the exercise of the Issuer's rights as holder of Subordinated Debentures. Holders of Capital Securities will have limited authority to vote to remove or replace the Issuer Trustees. The Property Trustee and the holders of a majority of the Common Securities may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of New Securities-Voting
Rights: Amendment of the Trust Agreement" and "Description of New Securities-Removal of Issuer Trustees."

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

     On February 6, 1997, President Clinton submitted to Congress a proposal to implement certain tax legislation (the "Proposal"). As explained in the Joint Committee on Taxation Staff Description of the Revenue Provisions contained in the President's Fiscal 1998 Budget Proposals, issued March 11, 1997 (the "Joint Committee Description"), the Proposal contains a provision which generally would deny a deduction for interest on an instrument which (a) is issued by a corporation, (b) has a maximum term of more than 15 years and (c) is not shown as indebtedness on the separate balance sheet of the issuer (or, if the instrument is issued to a related party other than a corporation and the holder or some other related party issues a related instrument, such instrument is not shown as indebtedness on the issuer's consolidated balance sheet). If such provision were to apply to the Subordinated Debentures, the Company would be unable to deduct interest on the Subordinated Debentures, which, under current law, the Company believes it will be able to do. As explained in the Joint Committee Description, such provision generally would be effective for instruments issued on or after the date of first congressional committee action. To date there has been no congressional committee action on the Proposal. There can be no assurance that the Proposal will not result in legislation having a retroactive effect which would apply to the Subordinated Debentures. Furthermore, there can be no assurance that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debentures. Accordingly, there can be no assurance that the Proposal or any other such legislation will not result in a Tax Event, which would permit the Company to cause a redemption of the Capital Securities before, as well as after, January 15, 2002. See "Description of New Securities-Redemption" and "Certain Federal Income Tax Consequences-Possible Tax Law Changes."

CONSEQUENCES OF FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

         The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights

Agreement (subject to certain limited exceptions). The Company and the Issuer do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

         To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

         The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities--Description of Capital Securities; General."


         The Old Capital Securities provide that, if the Exchange Offer is not consummated by July 28, 1997, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on July 29, 1997, until the Exchange Offer is consummated. See "Description of Old Capital Securities." Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the Distribution rate thereon.


ABSENCE OF PUBLIC MARKET

         The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not Affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Company and the Issuer were advised by the Initial Purchasers in connection with the offering of the Old Capital Securities that the Initial Purchasers intended to make a market in the Old Capital Securities. However, the Initial Purchasers are not obligated to make a market in the Old Capital Securities or the New Capital Securities and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. The Company has filed an application for listing of the New Capital Securities on the NYSE. However, there can be no assurance that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

         If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

          Each Participating Broker-Dealer that receives New Capital Securities for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

         Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company, the Issuer, nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                       RATIOS OF EARNINGS TO FIXED CHARGES

         The following sets forth the historical ratios of earnings to fixed charges and the historical ratios of earning to fixed charges and preferred stock dividends of the Company for the periods indicated:



                                  SIX MONTHS    SIX MONTHS   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR    FISCAL YEAR    FISCAL YEAR
                                     ENDED        ENDED         ENDED         ENDED         ENDED          ENDED          ENDED
                                DEC. 31, 1996 DEC. 31, 1995 JUNE 30, 1996 JUNE 30, 1995  JUNE 30, 1994  JUNE 30, 1993 JUNE 30, 1992
                                ------------- ------------- ------------- -------------  -------------  ------------- -------------
                                  (UNAUDITED)  (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT FOR RATIO)
Earnings before taxes on income.   $  469,072   $   337,291   $  834,926   $   388,082     $  642,799    $  614,398   $    507,625
                                   ==========   ===========   ==========   ===========     ==========    ==========   ============
Added Fixed Charges:  Interest..    1,163,865       959,348    1,981,171     1,678,515      1,023,866       710,086        834,859
Interest factor in rents........       13,144        12,853       25,672        24,594         21,772        20,084         20,874
                                   -----------  ------------  ----------  ------------    -----------    ----------   ------------
Total Fixed Charges.............    1,177,099       972,201    2,006,843     1,703,109      1,045,638       730,170        855,733
                                   ----------   -----------   ----------   -----------    -----------    ----------   ------------
Earnings before fixed charges and
   taxes on income..............   $1,646,081   $ 1,309,492   $2,841,769    $2,091,191    $ 1,688,437    $1,344,568   $  1,363,358
Ratio of Earnings to Fixed Charges        1.4           1.3          1.4           1.2            1.6           1.8            1.6



                                 USE OF PROCEEDS

         Neither the Company nor the Issuer will receive any proceeds from the issuance of New Capital Securities offered hereby. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

         The net proceeds to the Issuer from the offering of the Old Capital Securities was approximately $200,000,000 (before deducting expenses associated with the offering). All of the proceeds from the sale of Old Capital Securities were invested by the Issuer in Old Subordinated Debentures. The net proceeds from the sale of the Old Subordinated Debentures were used by the Company for general corporate purposes. Specific allocations of the proceeds to such purposes have not been determined. The net proceeds may be used to reduce outstanding short-term indebtedness of the Company. Based upon the anticipated future funding requirements of the Company and its subsidiaries, the Company expects that it will, from time to time, engage in additional equity or debt financings.

                                 CAPITALIZATION


         The following table sets forth the consolidated capitalization of the Company and its subsidiaries as of December 31, 1996 and as adjusted to give effect to the consummation of the offering of the Old Capital Securities and the application of the proceeds thereof. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Company and its subsidiaries incorporated herein by reference. See "Incorporation of Certain Documents by Reference."




                                                                                             December 31, 1996
                                                                                       Actual              As Adjusted
                                                                                       ------              -----------
                                                                                              (in thousands)
                                                                                                (unaudited)

SHORT-TERM BORROWINGS:
   Bank Borrowings.................................................................      673,359              673,359
   Commercial Paper................................................................    6,280,880            6,280,880
   Medium-Term Notes & Other.......................................................    5,666,672            5,666,672
                                                                                       ---------            ---------
TOTAL SHORT-TERM BORROWINGS........................................................   12,620,911           12,620,911
                                                                                      ==========           ==========

LONG-TERM BORROWINGS:
   Floating Rate Notes due 1998 to 2004............................................      624,144              624,144
   Fixed Rate Senior Notes due 1998 to 2006; interest rates
     ranging from 5.75% to 9.375%..................................................    2,719,708            2,719,708
   Medium-Term Notes and Other.....................................................    3,085,369            3,085,369
                                                                                       ---------            ---------
        TOTAL LONG-TERM BORROWINGS.................................................    6,429,221            6,429,221
                                                                                       =========            =========

Preferred Stock Issued by Subsidiary...............................................      150,000              150,000
Company-obligated mandatorily redeemable preferred
   securities of subsidiary trust (1)..............................................          -0-              200,000
   STOCKHOLDERS' EQUITY:...........................................................
Preferred Stock, $1.00 par value, 10,000,000 shares authorized:
   Adjustable Rate Cumulative Preferred Stock,
     Series A--$50 liquidation preference; 3,000,000 shares issued.................      150,000              150,000
   Cumulative Preferred Stock, Series B--$200 liquidation preference;
     937,500 shares issued and outstanding.........................................      187,500              187,500
   Cumulative Preferred Stock, Series C--$200 liquidation preference;
     500,000 shares issued and outstanding.........................................      100,000              100,000
Common Stock, $1.00 par value; 200,000,000 shares
     authorized; 159,803,764 shares issued.........................................      159,804              159,804
Paid-in Capital....................................................................    1,696,419            1,696,419
Retained Earnings..................................................................      931,969              931,969
Capital Accumulation Plan..........................................................      460,477              460,477
Treasury Stock:
   Adjustable Rate Cumulative Preferred Stock,
     Series A--2,512,350 shares....................................................      (103,043)           (103,043)
   Common Stock--44,859,306 shares.................................................      (680,936)           (690,936)
Note Receivable from ESOP Trust....................................................      ( 13,701)           ( 13,701)
                                                                                        ---------            --------
        Total Stockholders' Equity.................................................     2,888,489           2,888,489
                                                                                        =========           =========
TOTAL LONG-TERM BORROWINGS, PREFERRED STOCK
   ISSUED BY SUBSIDIARY, COMPANY-OBLIGATED MANDATORILY REDEEMABLE
   PREFERRED SECURITIES OF SUBSIDIARY TRUST AND STOCKHOLDERS' EQUITY                    9,467,710           9,667,710

-----------
Notes:
(1) The "company-obligated mandatorily redeemable preferred securities of subsidiary trust" reflects the Capital Securities. The Issuer is a wholly-owned subsidiary of the Company and will hold the Subordinated Debentures as its sole asset.


                          BEAR STEARNS CAPITAL TRUST I

     Bear Stearns Capital Trust I is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Company, as Depositor and the Delaware Trustee and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 14, 1997. The Issuer exists for the exclusive purposes of (i) issuing and selling the Capital Securities and Common Securities, (ii) using the proceeds from the sale of Capital Securities and Common Securities to acquire Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Subordinated Debentures are the sole assets of the Issuer, and payments by the Company under the Subordinated Debentures and the expense provisions in the indenture are the sole revenue of the Issuer. All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Securities--Subordination of Common Securities." The Company acquired Common Securities in an aggregate liquidation amount equal to 3% (i.e., $6,186,000) of the total capital of the Issuer.

     The Issuer has a term of 55 years, but may dissolve earlier as provided in the Trust Agreement. The Issuer's business and affairs are conducted by the Administrators and its trustees, each appointed by the Company as holder of the Common Securities. Under the Amended and Restated Trust Agreement of the Issuer (the "Trust Agreement"), the trustees for the Issuer are The Chase Manhattan Bank as the Property Trustee and Chase Manhattan Bank Delaware as the Delaware Trustee (collectively, the "Issuer Trustees"). In addition, three individuals who are initially employees or officers of or affiliated with the holder of a majority of the Common Securities act as administrators with respect to the Issuer (the "Administrators"). The Administrators will be selected from time to time by the holders of a majority of the Common Securities. The Chase Manhattan Bank also acts as trustee under the Guarantee and the Indenture (each as defined herein). See "Description of Guarantee" and "Description of Subordinated Debentures." The holders of a majority in Liquidation Amount of outstanding Capital Securities may remove the Property Trustee and the Delaware Trustee, if a Debenture Event of Default has occurred and is continuing. If an Issuer Trustee is removed by the holders of Capital Securities, the successor may be appointed by the holders of a majority in Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such Issuer Trustee shall appoint its successor. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Company will pay all fees and expenses relating to the Issuer and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer.

     The principal executive office of the Issuer is 245 Park Avenue, New York, New York 10167 and its telephone number is (212) 272-2000.

                         THE BEAR STEARNS COMPANIES INC.

     The Company is a holding company that, through its principal subsidiaries, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear Stearns Securities Corp. ("BSSC"), is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments and institutional and individual investors worldwide. The business of the Company includes market-making and trading in corporate, United States government, government-agency, mortgage-related, asset-backed and municipal securities; trading in options, futures, foreign currencies, interest-rate swaps and other derivative products; securities and commodities arbitrage; securities, options and commodities brokerage; underwriting and distributing securities; providing securities clearance services; financing customer activities; securities lending; arranging for the private placement of securities; assisting in mergers, acquisitions, restructurings and leveraged transactions; providing other financial advisory services; making principal investments in leveraged acquisitions; and acting as specialist on the floor of the NYSE; providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory and securities research.

     The Company's business is conducted from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; from representative offices in Beijing, Geneva, Hong Kong, Lugano and Shanghai; through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Paris, Sao Paulo, Singapore and Tokyo; and through joint ventures with other firms in Madrid and Paris. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust-company services through its subsidiary, Custodial Trust Company.

     Bear Stearns and BSSC are broker-dealers registered with the Commission. They also are members of the NYSE, all other principal United States securities and commodities exchanges, the NASD and the National Futures Association. Bear Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York.

     The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; its telephone number is (212) 272-2000.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Issuer will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer will be included in the consolidated financial statements of the Company. The Capital Securities will be presented as a separate line item in the consolidated balance sheet of the Company, and appropriate disclosures about the Capital Securities, the Guarantee and the Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions paid and payable on the Capital Securities as an expense in the consolidated statement of income.


                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF EXCHANGE OFFER

         In connection with the sale of the Old Capital Securities, the Company and the Issuer entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Issuer agreed to file and to use their reasonable best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities.

A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Issuer under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities, and (ii) will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated within a specified period after the date the Old Capital Securities were issued, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors-Consequences of Failure to Exchange Old Capital Securities" and "Description of Old Securities."

         The Exchange Offer is not being made to, nor will the Issuer or the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Issuer or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book entry transfer at DTC.

         Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Subordinated Debentures, of which $206,186,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Subordinated Debentures. The New Guarantee and New Subordinated Debentures have been registered under the Securities Act.

TERMS OF EXCHANGE

         The Issuer hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Issuer will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $200,000,000 of New Capital Securities in exchange for a like aggregate Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $200,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

         Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors-Consequences of Failure to Exchange Old Capital Securities" and "Description of Old Securities."

         If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth therein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-Fees and Expenses."

         NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY ADMINISTRATOR OR ANY TRUSTEE OF THE ISSUER MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


         The term "Expiration Date" means 5:00 p.m., New York City time, on April __, 1997, unless the Exchange Offer is extended by the Company and the Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).


         The Company and the Issuer expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Issuer determine, in their sole discretion, that any of the events or conditions referred to under "-Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Issuer to constitute a material change, or if the Company and the Issuer waive a material condition of the Exchange Offer, the Company and the Issuer will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Issuer will extend the Exchange Offer to the extent required by Rule 14e-l under the Exchange Act.


         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Issuer may choose to make any public announcement and subject to applicable law, the Company and the Issuer shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.



ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the Exchange Offer, the Issuer will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-Withdrawal Rights") promptly after the Expiration Date.

         In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Issuer and the Company may enforce such Letter of Transmittal against such participant.


         Subject to the terms and conditions of the Exchange Offer, the Company and the Issuer will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Issuer gives oral (promptly confirmed in writing) or written notice to the Exchange Agent of the Company's and the Issuer's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Issuer for the purpose of receiving tenders of Old Capital Securities, Letters of

Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Issuer's acceptance for exchange of Old Capital Securities) or the Company and the Issuer extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Issuer's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Issuer and subject to Rule 14e- 1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-Withdrawal Rights."

         Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Issuer will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Issuer or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

         Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at its address set forth under "-Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal and the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY

SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

         Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule l7Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

         Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i) such tenders are made by or through an Eligible Institution;

         (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

        (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

         The Company's and the Issuer's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Company and the Issuer upon the terms and subject to the conditions of the Exchange Offer.

         Determination Of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Issuer, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Issuer reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company or the Issuer, be unlawful. The Company and the Issuer also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The Company's and the Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Issuer, any affiliates or assigns of the Company or the Issuer, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer, proper evidence satisfactory to the Company and the Issuer, in their sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES


         The Issuer is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain no-action letters addressed to third parties in other transactions. However, neither the Company nor the Issuer sought its own no-action letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Issuer believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned no-action letters,
(ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Capital Securities.


         Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company and the Issuer may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Issuer (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Issuer believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Issuer have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Issuer of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Issuer has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Issuer has given notice that the sale of the New Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital

Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-Procedures for Tendering Old Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Issuer, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Issuer, any affiliates or assigns of the Company or the Issuer, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

         Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after January 29, 1997.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Issuer will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New

     Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

         (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer or the Company to proceed with the Exchange Offer;

         (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer or the Company to proceed with the Exchange Offer;

         (d) a banking moratorium shall have been declared by United States Federal or New York State authorities which, in the Company's and the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer or the Company to proceed with the Exchange Offer;

         (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any governmental authority which, in the Company's and the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer or the Company to proceed with the Exchange Offer;

         (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Issuer, threatened for that purpose any governmental approval has not been obtained, which approval the Company and the Issuer shall deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

         (g) any change, or any development involving a prospective change, in the business or financial affairs of the Issuer or the Company or any of its subsidiaries has occurred which, in the judgment of the Company and the Issuer, might materially impair the ability of the Issuer or the Company to proceed with the Exchange Offer.

         If the Company and the Issuer determine in their sole discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Issuer may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Issuer will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Issuer will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                            THE CHASE MANHATTAN BANK

                      BY MAIL, HAND OR OVERNIGHT DELIVERY:


                                 55 Water Street
                                    Room 234
                                 North Building
                            New York, New York 10041
                            Attention: Carlos Esteves

                            BY FACSIMILE TRANSMISSION
                        (FOR ELIGIBLE INSTITUTIONS ONLY):

                                 (212) 638-7375
                                 (212) 344-9367

                              CONFIRM BY TELEPHONE

                         Carlos Esteves: (212) 638-0828

         Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                          DESCRIPTION OF NEW SECURITIES


DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement, the Issuer has issued the Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent undivided beneficial interests in the assets of the Issuer and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Issuer. See "-Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

     The Capital Securities (including the Old Capital Securities and the New Capital Securities) will be limited to $200,000,000 aggregate Liquidation Amount at any one time outstanding, including, any Exchange Capital Securities that may be issued from time to time in exchange for the Capital Securities as described under "Exchange Offer; Registration Rights." The Capital Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-Subordination of Common Securities." Legal title to the Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee executed by the Company for the benefit of the holders of the Capital Securities is a guarantee on a subordinated basis but does not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or on liquidation of the Issuer when the Issuer does not have funds on hand available to make such payments. See "Description of New Securities--Description of Guarantee."

DISTRIBUTIONS

     Distributions on the Capital Securities are cumulative from the date of original issuance of the Old Capital Securities and are payable at the annual rate (the "Coupon Rate") of 7.00% of the Liquidation Amount until January 15, 2002, and at the Applicable Rate of the Liquidation Amount thereafter, and are payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1997, to the holders of the Capital Securities on the relevant record dates. The record dates are the first day of the month in which the relevant Distribution Date (as defined below) occurs. The "Applicable Rate" with respect to Distributions on the Capital Securities shall be the rate determined by Bear Stearns, as Calculation Agent (the "Calculation Agent"), on any Applicable Rate Determination Date (as hereinafter defined) to be a rate equal to three-month LIBOR plus 1.75%. For this purpose, LIBOR shall be calculated in accordance with the following provisions: (i) with respect to an Applicable Rate Determination Date, LIBOR will be determined by the Calculation Agent on the basis of the offered rate for three-month deposits in U.S. dollars, commencing on the second London Banking Day immediately following such Applicable Rate Determination Date, which appears on Telerate page 3750 (or such other page as may replace such Telerate page 3750 for the purpose of displaying London interbank rates of major banks), as of 11:00 A.M., London time, on such Applicable Rate

Determination Date. If no rate appears on Telerate page 3750 (or such other page as may replace such page), LIBOR in respect of that Applicable Rate Determination Date will be determined as if the parties had specified the rate described in (ii) below; (ii) with respect to an Applicable Rate Determination Date on which no offered rate appears on Telerate page 3750 (or such other page), as applicable, as described in (i) above, LIBOR will be determined by the Calculation Agent on the basis of the rates at approximately 11:00 A.M., London time, on such Applicable Rate Determination Date at which three-month deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second London Banking Day immediately following such Applicable Rate Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Applicable Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Applicable Rate Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Applicable Rate Determination Date by three major banks in the City of New York, selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a maturity of three months and commencing on the second London Banking Day immediately following such Applicable Rate Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the annual rate at which Distributions are payable will be the annual rate in effect on such Applicable Rate Determination Date; provided further, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence and such Applicable Rate Determination Date is prior to January 15, 2002 or prior to the first Applicable Rate Determination Date on which LIBOR can be determined as aforesaid, the Applicable Rate for the following Applicable Rate Reset Date shall be the Coupon Rate.

     The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months until January 15, 2002, and thereafter on the basis of a 360-day year and the actual number of days elapsed. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). Until January 15, 2002, in the event that any Distribution Date is not a Business Day, Distributions will be paid on the next succeeding Business Day, without any interest or other payment with respect to any such delay. After January 15, 2002, Distributions shall be the amount of Distributions accumulated from, and including, the last date on which Distributions have previously been paid, to, but excluding, the Distribution Date (or, if such date is not a Business Day, the next succeeding Business Day). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business. The "Applicable Rate Determination Date" shall mean the second London Banking Day preceding each Applicable Rate Reset Date. An "Applicable Rate Reset Date" shall mean January 15, 2002 and on the 15th of each April, July, October and January thereafter until October 15, 2026. A "London Banking Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. As a consequence of any such election, semi-annual Distributions on the Capital Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 7.00% until January 15, 2002 and at the Applicable Rate thereafter compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Subordinated Debentures. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in interest to the Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees and (e) payments of interest pursuant to the EPICS Loan Agreement). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Subordinated Debentures-Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences-Interest, Original Issue Discount, Premium and Market Discount."

     The revenue of the Issuer available for distribution to holders of the Capital Securities will be limited to payments under the Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Subordinated Debentures-General." If the Company does not make interest payments on the Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Issuer has funds available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a subordinated basis as set forth herein under "Description of Guarantee."

REDEMPTION

     Upon the repayment in full at the Stated Maturity or prepayment in whole (but not in part) of the Subordinated Debentures (other than following the distribution of the Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Subordinated Debentures at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Subordinated Debentures), (ii) in the case of the prepayment of the Subordinated Debentures upon the occurrence and continuation of a Tax Event, the Tax Event Redemption Price (which is equal to the Tax Event Prepayment Price in respect of the Subordinated Debentures) (see "Description of Subordinated Debentures-Tax Event Prepayment") and (iii) in the case of the optional prepayment of the Subordinated Debentures, the Optional Redemption Price. See "Description of Subordinated Debentures-Optional Prepayment" and "Certain Federal Income Tax Consequences-Sale or Redemption of Capital Securities."

     Upon the optional prepayment in part of the Subordinated Debentures on or after January 15, 2002, the proceeds from such partial prepayment shall be applied by the Property Trustee to redeem a portion of the Trust Securities upon not less than 30 nor more than 60 days' notice of a Redemption Date, at the Optional Redemption Price. The Trust Securities shall be redeemed pro rata as between the Capital Securities and the Common Securities.

     The Company has the right to prepay the Subordinated Debentures (i) on or after January 15, 2002, in whole at any time or in part from time to time at the Optional Redemption Price (as defined under "Description of Subordinated Debentures-Optional Prepayment"), and (ii) at any time, in whole (but not in part) upon the occurrence of a Tax Event, at the Tax Event Prepayment Price.

LIQUIDATION OF THE ISSUER AND DISTRIBUTION OF SUBORDINATED DEBENTURES

     The Company has the right at any time (including upon the occurrence of a Tax Event) to dissolve the Issuer and, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, cause a Like Amount of the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Issuer.

     Under current United States Federal income tax law and interpretations and assuming, as expected, that the Issuer is treated as a grantor trust, a distribution of the Subordinated Debentures will not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain Federal Income Tax Consequences-Receipt of Subordinated Debentures Upon Liquidation of the Issuer."

     The Issuer shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, or dissolution or liquidation of the Company; (ii) the written direction to the Property Trustee from the Depositor to dissolve the Issuer (which direction is optional and, except as provided above, wholly within the discretion of the Company, as Depositor); (iii) redemption of all of the Trust Securities as described above under "-Redemption"; (iv) expiration of the term of the Issuer; and (v) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If an early dissolution occurs as described in clause (i), (ii), (iv), or
(v) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, to the holders of the Trust Securities a Like Amount (as defined below) of the Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the liquidation of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Trust Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-Subordination of Common Securities." If an early dissolution occurs as described in clause (v) above, the Subordinated Debentures will be subject to optional prepayment in whole (but not in part).

     "Like Amount" means (i) with respect to a redemption of Capital Securities, Capital Securities having a Liquidation Amount equal to that portion of the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Capital Securities based upon the relative Liquidation Amounts of the Common Securities and the Capital Securities and the proceeds of which will be used to pay the Redemption Price of the Capital Securities and (ii) with respect to a distribution of Subordinated Debentures to holders of Capital Securities in connection with a dissolution or liquidation of the Issuer, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed.

     If the Company elects not to prepay the Subordinated Debentures prior to the Stated Maturity and there is no early dissolution of the Issuer, the Capital Securities will remain outstanding until the repayment of the Subordinated Debentures at the Stated Maturity.

     After the liquidation date is fixed for any distribution of Subordinated Debentures to holders of the Trust Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented to the Property Trustee or its agent for cancellation whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Subordinated Debentures.

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Issuer were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

     Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Subordinated Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such applicable Redemption Price. See "-Subordination of Common Securities."

     If the Issuer gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "-Form, Denomination, Book-Entry Procedures and Transfer" and "-Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "--Description of Guarantee," Distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Payment of the applicable Redemption Price on, and any distribution of Subordinated Debentures to holders of, the Trust Securities shall be made to the applicable recordholders thereof as they appear on the register therefor on the relevant record date, which shall be a date not more than 60 days nor less than 30 days prior to the Redemption Date or liquidation date, as applicable.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default has been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an Event of Default under the Trust Agreement (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Subordinated Debentures--Debenture Events of Default"); or

          (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

           (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to an officer of the Property Trustee assigned to its corporate trust office, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrators and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of the Issuer as described above. See "-Liquidation of the Issuer and Distribution of Subordinated Debentures." The existence of an Event of Default does not entitle the holders of the Capital Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Issuer's property may at the time be located, the Company, as the holder of a majority of the Common Securities, and the Administrators, shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER

     The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or pursuant to a liquidation as described above in "-Liquidation of the Issuer and Distribution of Subordinated Debentures." The Issuer may, at the request of the holders of a majority of the Common Securities, without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (vii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS: AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "Description of Guarantee-Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Issuer Trustees and the holders of a majority of the Common Securities without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the holders of a majority of the Common Securities with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Capital Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Subordinated Debentures are held by the Issuer, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on such Debenture Trustee with respect to the Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required for the Issuer to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES

     In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Issuer (including costs and expenses relating to the organization of the Issuer, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer) and the offering of the Capital Securities and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Issuer might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     The Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

     The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee, as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "-Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Depositary Procedures. DTC has advised the Issuer and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Issuer and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interest in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE CAPITAL SECURITIES REGISTERED IN THEIR NAME, WILL NOT RECEIVE PHYSICAL DELIVERY OF CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or

Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuer and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Issuer. Neither the Issuer nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Issuer and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Issuer and the Company believe to be reliable, but none of the Issuer or the Company or any of the Initial Purchasers takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Property Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Exchange of Book-Entry Capital Securities for Certificated Capital
Securities

     A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Issuer thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrators shall appoint a successor (which shall be a bank or trust company acceptable to the Administrators and the Company) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

     The Capital Securities will be issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any attempted transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of the Capital Securities (i) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Capital Securities and ending at the close of business on the day of such mailing or (ii) that have been selected for redemption in whole or in part, except the unredeemed portion of any Capital Security redeemed in part.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is


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

required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or fail to be classified as a grantor trust for United States Federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Administrators, the Property Trustee and the holders of a majority of the Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that the Administrators, the Property Trustee and such holders determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

                     DESCRIPTION OF SUBORDINATED DEBENTURES

     The Old Subordinated Debentures were issued, and the New Subordinated Debentures will be issued, as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture.

GENERAL

     Concurrently with the issuance of the Old Capital Securities, the Issuer invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Old Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Subordinated Debentures for the New Subordinated Debentures as soon as practicable after the date hereof. No Old Subordinated Debentures will remain outstanding after such exchange. The Subordinated Debentures bear interest at the annual rate of 7.00% of the principal amount thereof until January 15, 2002 and at the Applicable Rate thereafter, payable semi-annually in arrears on the fifteenth day of January and July of each year (each, an "Interest Payment Date"), commencing July 15, 1997, to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that until the liquidation, if any, of the Issuer, each Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The

"Applicable Rate" with respect to interest on the Subordinated Debentures shall be the rate determined by the Calculation Agent on any Applicable Rate Determination Date (as hereinafter defined) equal to three-month LIBOR plus 1.75%. For this purpose, LIBOR shall be calculated in accordance with the provisions set forth under "Description of Capital Securities-Distributions." The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months until January 15, 2002 and thereafter on the basis of a 360-day year and the actual number of days elapsed. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Until January 15, 2002, in the event that any Interest Payment Date is not a Business Day, interest will be paid on the next succeeding Business Day, without any interest or other payment with respect to any such delay. After January 15, 2002, interest shall be the amount of interest accrued from, and including, the last date on which interest has previously been paid to, but excluding, the Interest Payment Date (or, if such date is not a Business Day, the next succeeding Business Day). Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 7.00% until January 15, 2002, and at the Applicable Rate thereafter, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Subordinated Debentures will mature on January 15, 2027.

     The Subordinated Debentures are unsecured and rank junior and subordinate in right of payment to all Senior Indebtedness of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Subordinated Debentures are subordinated to all Senior Indebtedness of the Company and effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Subordinated Debentures should look only to the assets of the Company for payments on the Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise, including the Company's Senior Indenture entered into with The Chase Manhattan Bank. See "-Subordination."

     The Subordinated Debentures will rank pari passu with all Other Debentures which may be issued and sold (if at all) to Other Trusts, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness.

DENOMINATIONS, REGISTRATION AND TRANSFER

     The Subordinated Debentures will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Subordinated Debentures will be registered in the name of the trust and held by the Property Trustee. Should the Subordinated Debentures be distributed to holders of the

Trust Securities, beneficial interests in the Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below, Subordinated Debentures in certificated form will not be issued in exchange for the global certificates.

     A global security shall be exchangeable for Subordinated Debentures registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Subordinated Debentures are issued in certificated form, such Subordinated Debentures will be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

     Payments on Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Subordinated Debentures. In the event Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable, and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 1st day of the first month of each semi-annual period.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of New Securities-Form, Denomination, Book-Entry Procedures and Transfer." If the Subordinated Debentures are distributed to the holders of the Trust Securities upon the termination of the Issuer, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "Description of New Securities-Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Subordinated Debentures mutatis mutandis.

PAYMENT AND PAYING AGENTS

     Payment of principal of (and premium, if any) and any interest on Subordinated Debentures will be made at the principal office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the preceding Record Date. Payment of any interest on any Subordinated Debenture will be made to the Person in whose name such Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each Place of Payment for the Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

     So long as no Debenture Event of Default has occurred or is continuing, the Company has the right under the Indenture at any time during the term of the Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.00% until January 15, 2002 and at the Applicable Rate thereafter, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Subordinated Debentures (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income for United States Federal income tax purposes. See "Certain Federal Income Tax Consequences-Interest, Original Issue Discount, Premium and Market Discount."

     During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees and (e) payments of interest pursuant to the EPICS Loan Agreement). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee and the Debenture Trustee notice of its election


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of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Property Trustee is required to give notice to any applicable self- regulatory organization or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Property Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

     The Subordinated Debentures are prepayable, in whole or in part, at the option of the Company at any time on or after January 15, 2002, at a prepayment price (the "Optional Redemption Price") equal to the outstanding principal amount of the Subordinated Debentures plus accrued interest thereon to the date of prepayment.

TAX EVENT PREPAYMENT

     If a Tax Event (as defined below) shall occur and be continuing, the Company may, at its option, prepay the Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event, at the Tax Event Prepayment Price equal to the greater of (i) 100% of the principal amount of such Subordinated Debentures and (ii) as determined by the Calculation Agent, the sum of the present values of the principal amount that would be payable as part of the Redemption Price with respect to an optional redemption of such Subordinated Debentures on January 15, 2002, together with the present values of scheduled payments of interest from the prepayment date to January 15, 2002 (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted CMT Rate, plus, in each case, accrued interest thereon to but excluding the date of prepayment. However, if the Company prepays Subordinated Debentures as a result of a Tax Event which occurs on or after January 15, 2002, then the Tax Event Prepayment Price shall be the Optional Redemption Price that would be payable on optional redemption of the Subordinated Debentures on the date of prepayment, which includes interest to the date of prepayment.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and governmental charges to which the Trust has become subject as a result of a Tax Event.

     "Adjusted CMT Rate" means, with respect to any prepayment date, the CMT Rate plus 0.475%.

     "Calculation Agent" means Bear, Stearns & Co. Inc.

     The "CMT Rate" will be determined by the Calculation Agent in accordance with the following provisions:

           (i) the CMT Rate will be determined on the basis of the latest rate displayed at the close of business 10 Business Days before the date of such Tax Event Prepayment on (x) Telerate page 7055 for "Yields on Treasury Constant Maturities-Federal Reserve Board Statistical Release H.15(519)-


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

     Mondays approximately 3:45 p.m. "EST" (or "EDT" as the case may be) for U.S. Treasury Securities with a maturity corresponding to the Remaining Life (or, if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the CMT Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounded to the nearest month), or (y) such other page as may replace page 7055, as provided by the Telerate News Service, for the purpose of displaying rates or prices that are comparable, as determined by the Calculation Agent (after consultation with the Company), to the Constant Maturity Treasury rates formerly displayed on Telerate page 7055;

          (ii) if the information specified in subparagraph (i) above is not available at the date 10 Business Days before such Tax Event Prepayment, then the CMT Rate shall be determined on the basis of the Treasury Constant Maturity rate with a maturity corresponding to the Remaining Life (adjusted as aforesaid) (or other United States Treasury rate, with a maturity that is closest to January 15, 2002) published as of that date by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent (after consultation with the Company) determines to be comparable to the rate formerly displayed on Telerate page 7055 and published in the Federal Reserve Board Statistical Release H.15 (519);

         (iii) if the information specified in subparagraphs (i) and (ii) is not available at the date 10 Business Days before the date of such Tax Event Prepayment then the CMT Rate shall be the yield to maturity of the then most recently issued direct non-callable fixed rate United States Treasury Note with an original maturity corresponding to the Remaining Life (adjusted as aforesaid) (the "Reference Treasury Note"), such yield to maturity to be calculated by the Calculation Agent on the basis of the arithmetic mean of the secondary market bid side prices for such Reference Treasury Note quoted as of 3:00 p.m., New York City time (or the closing of the market, if earlier), on the date 10 Business Days, before the date of such Tax Event Prepayment, by (and appearing in the written records of) three leading primary United States government securities dealers in New York City selected by the Calculation Agent; and

          (iv) if the information specified in subparagraphs (i) and (ii) above is not available at the date 10 Business Days before such Tax Event Prepayment and at least three price quotations for the Reference Treasury Note are not available at that date from leading primary dealers in New York City as provided in subparagraph (iii) above, then the CMT Rate shall be the yield to maturity of the Reference Treasury Note, as calculated by the Calculation Agent on the basis of the arithmetic mean of the secondary market bid side prices for such Reference Treasury Note quoted as of 3:00 p.m., New York City time (or the closing of the market, if earlier), on that date, by (and appearing in the written records of) any three primary United States government securities dealers selected by the Calculation Agent (irrespective of where such dealers may be located).

     "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the


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

Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of taxes, duties or governmental charges.

     For purposes of a Tax Event and the redemption procedures applicable thereto, reference to Subordinated Debentures shall include any Exchange Securities issued in exchange therefor.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Subordinated Debentures called for prepayment.

     If the Issuer is required to pay any additional taxes, duties or governmental charges as a result of a Tax Event, the Company will also pay any Additional Sums on the Subordinated Debentures.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Company has agreed (and in connection with the New Subordinated Debentures will agree) that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a "Debenture Event of Default" and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Subordinated Debentures are held by the Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time, the Company and the Debenture Trustee may, without the consent of the holders of any series of Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Subordinated Debentures or the holders of Capital Securities so long as they remain


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

outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act.

     The Indenture contains a provision permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Subordinated Debentures; provided, however, that no such modification may, among other things, (i) change the fixed maturity of any Subordinated Debentures, or reduce the rate or extend the time of payment of any interest thereon or reduce the principal amount thereof, without the consent of the holders of all Subordinated Debentures so affected,
(ii) modify the provisions with respect to the subordination of the Subordinated Debentures in a manner adverse to the holders thereof, without the consent of the holders of all Subordinated Debentures so affected, or (iii) reduce the percentage of principal amount of Subordinated Debentures the holders of which are required to consent to any such modification, without the consent of holders of all of the Subordinated Debentures.

     In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Subordinated Debentures, any supplemental indenture for the purpose of creating any new series of Subordinated Debentures ("Other Debentures").

DEBENTURE EVENTS OF DEFAULT

     A Debenture Event of Default with respect to the Subordinated Debentures is defined in the Indenture as being: (a) default for 30 days in payment of any interest on the Subordinated Debentures (subject to the deferral of any due date in the case of an Extension Period); (b) default in payment of any principal or premium, if any, on Subordinated Debentures; (c) default by the Company in performance in any material respect of any of the covenants or agreements in the Indenture specifically contained therein for the benefit of the Subordinated Debentures which shall not have been remedied for a period of 90 days after written notice to the Company by the Debenture Trustee or to the Company and the Debenture Trustee by the holders of not less than 25% in principal amount of the Subordinated Debentures outstanding; or (d) certain events of bankruptcy, insolvency or reorganization.

     The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures affected thereby may, on behalf of the holders of all the Subordinated Debentures, waive any past


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

default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debenture. Should the holders of such Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Subordinated Debentures, and any other amount payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action against the Company for enforcement of payment to such holder of the principal of or interest on such related Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Capital Securities of such holder. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed, the Issuer may become subject to reporting obligations under the Securities Exchange Act of 1934, as amended. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Capital Securities would not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of New Securities-Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless (i) the successor entity (if other than the Company) is a U.S. entity that assumes the Company's obligations under such Indenture and on the Subordinated Debentures issued under such Indenture, and, after giving effect to such transaction, the Company or the successor would not be in default under such Indenture; and (ii) certain other conditions as prescribed in the Indenture are met.



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

     The general provisions of the Indenture do not afford holders of the Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness of the Company to the extent described in the Indenture. Upon any payment or distribution of assets of the Company upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debentures; provided, however, that holders of Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

     In the event of the acceleration of the maturity of any Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Subordinated Debentures; provided, however, that holders of Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

     No payments on account of principal or premium, if any, or interest in respect of the Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Indebtedness" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Indebtedness" means the principal of and premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debentures or to other Indebtedness which is pari passu with, or subordinated to, the Subordinated Debentures; provided, however, that Senior Indebtedness shall not be deemed to include (i) any Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Indebtedness of the Company to any of its subsidiaries, (iii) Indebtedness to any employee of the Company, (iv) Indebtedness which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Indebtedness by the holders of the Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Indebtedness to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Indebtedness is subject, and
(v) any other debt securities issued pursuant to the Indenture. Except as described in the next sentence, the Subordinated Debentures will rank pari passu with, and will not be superior in right of payment to, the obligations of the Company under the Loan Agreement (the "EPICS Loan Agreement"), dated as of March 24, 1994, between the Company and Bear Stearns Finance LLC ("BS Finance") in the aggregate principal amount of $189,875,000 (the "EPICS Loan") entered into in connection with the issuance by BS Finance of 6,000,000 shares of 8% Exchangeable Preferred Income Cumulative Shares ("EPICS"), Series A (having an aggregate liquidation preference of $150,000,000). However, the Company will be permitted to make payments of interest pursuant to the EPICS Loan Agreement during an Extension Period. The EPICS Loan equals the sum of (i) the aggregate liquidation preference of $150,000,000 of the EPICS and (ii) the consideration paid by the Company, directly or indirectly, for all the outstanding common shares of BS Finance.

     The Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness and other obligations constituting Senior Indebtedness.

RESTRICTIONS ON TRANSFER

     The New Subordinated Debentures will be issued, and may be transferred only, in minimum denominations of not less than $100,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Subordinated Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Subordinated Debentures.

GOVERNING LAW

     The Indenture and the Subordinated Debentures are governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

     The Old Guarantee was entered into by the Company concurrently with the issuance by the Issuer of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Company for the New Guarantee. The New Guarantee has been qualified under the Trust Indenture Act. The Chase Manhattan Bank acts as Guarantee Trustee. This summary of certain provisions of the Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the


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

extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption to the extent that the Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary termination, dissolution, winding up or liquidation of the Issuer, (unless the Subordinated Debentures are distributed to holders of Capital Securities) the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Issuer remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Issuer to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Capital Securities, but will apply only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on its Capital Securities and will not have funds legally available therefor. In such event, holders of the Capital Securities would not be able to rely on the Guarantee for such payments.

     The Guarantee ranks subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "-Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "The Bear Stearns Companies Inc." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee Agreement, the Trust Agreement, the Subordinated Debentures and the Indenture taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Issuer's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee."

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and continuance of an Event of Default under the Trust Agreement, holders of Capital Securities shall have priority over holders of Common Securities with respect to payments made by the Company on or in respect of the Trust Securities under the Guarantee and the Common Securities Guarantee.

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STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Senior Indebtedness of the Company.

     The Guarantee ranks pari passu with all Other Guarantees issued by the Company. The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Capital Securities of the Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of New Securities-Voting
Rights: Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee Agreement will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Guarantee Agreement provides that the Company shall not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, and no entity shall consolidate with or merge into the Company or convey, transfer or lease its


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properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another entity or conveys or transfers its properties and assets substantially as an entirety to any entity, the successor entity is organized under the laws of the United States or any state or the District of Columbia, and such successor entity expressly assumes the Company's obligations under the Guarantee; (ii) immediately after giving effect thereto, no event of default under the Guarantee Agreement, and no event which, after notice or lapse of time or both, would become an event of default under the Guarantee Agreement, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Guarantee Agreement are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee Agreement and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                          DESCRIPTION OF OLD SECURITIES

     The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that the Exchange Offer is not consummated on or prior to July 28, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective on or prior to July 28, 1997, then interest will accrue (in addition to the interest rate on the Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Subordinated Debentures, and Distributions will accrue (in addition to the stated Distribution rate on the Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Capital Securities, for the


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



period from the occurrence of such event until such time as the Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors-Consequences of Failure to Exchange Old Capital Securities" and "Description of New Securities."

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                    SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Subordinated Debentures, the Indenture, the Trust Agreement, the Guarantee Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Capital Securities. If and to the extent that the Company does not make payments on the Subordinated Debentures, the Issuer will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Subordinated Debentures such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) under the Indenture, the Company shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.


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     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE ISSUER

     The Capital Securities are beneficial interests in the Issuer, and the Issuer exists for the sole purpose of issuing the Capital Securities and Common Securities and investing the proceeds of the Trust Securities in Subordinated Debentures pursuant to the Indenture. A principal difference between the rights of a holder of a Capital Security and a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Issuer (or from the Company under the Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Issuer involving the liquidation of the assets of the Issuer, after satisfaction of liabilities to creditors as required by applicable law the holders of the Trust Securities will be entitled to receive, out of assets held by the Issuer, the Liquidation Distribution in cash. See "Description of New Securities-Liquidation of the Issuer and Distribution of Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


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

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the principal United States Federal income tax consequences of the purchase, ownership and disposition of the Capital Securities to a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof or the District of Columbia or an estate or trust the income of which is subject to United States Federal income taxation regardless of source (a "U.S. Holder"). This summary does not address the United States Federal income tax consequences to persons other than U.S. Holders.

     This summary is based on the United States Federal income tax laws, regulations and rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not constitute an "exchange" for United States Federal income tax purposes. Accordingly, there should be no United States Federal income tax consequences to U.S. Holders as a result of the consummation of the Exchange Offer.

CLASSIFICATION OF THE TRUST

     Upon the issuance of the Old Capital Securities, Weil, Gotshal & Manges LLP issued its opinion (the "Tax Opinion") to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Issuer will be classified, for United States Federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. As a result, each holder of Capital Securities will be treated as owning an undivided beneficial interest in the Subordinated Debentures and each holder will be required to include in its gross income the items of income realized with respect to its allocable share of those Subordinated Debentures. Investors should be aware that the Tax Opinion does not address any other issue and is not binding on the Internal Revenue Service (the "Service") or the courts.

INTEREST, ORIGINAL ISSUE DISCOUNT, PREMIUM AND MARKET DISCOUNT

     Final Treasury Regulations issued on June 16, 1996 generally provide that stated interest on a debt instrument is not "qualified stated interest" and, therefore, will give rise to original issue discount ("OID") unless such interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment a "remote contingency."

     The Company has the right, at any time and from time to time during the term of the Subordinated Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. Unless the likelihood of exercise of such right to defer is remote, the Subordinated Debentures would be issued with OID. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees and (e) payments of interest pursuant to the EPICS Loan Agreement). See "Description of Subordinated Debentures-Option to Defer Interest Payments." The Company currently believes that the adverse impact that the imposition of such restrictions would have on the Company and on the value of its equity securities makes the likelihood of its exercising its right to defer payments of interest on the Subordinated Debentures remote. Accordingly, the Company believes that the stated interest on the Subordinated Debentures should be considered unconditionally payable for purposes of the Code and that the Subordinated Debentures should not be considered to have been issued with OID. If so, stated interest paid or payable prior to the exercise, if any, by the Company, of its right to defer interest payments, will be taxable to a holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such holder's regular method of accounting for Federal income tax purposes. In addition, because of the Company's entitlement to redeem the Subordinated Debentures at any time on or after January 15, 2002, the Company believes that any increase in interest rate occurring at such time should not result in the Subordinated Debentures being issued with OID. There can be no assurance, however, that the Service will agree with these determinations.

     Moreover, if, notwithstanding the foregoing, the Company does exercise its right to defer payments of interest thereon, the Subordinated Debentures will be considered to be retired and reissued for their adjusted issue price at such time, and the Subordinated Debentures thereafter will be considered to have been issued with OID. In such case, all the interest payments thereafter payable will be treated as OID. If the payments were treated as OID (either because the Company exercises the right to defer interest


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payments or because the exercise of such right was not remote at the time of issuance), holders must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting, and any holders who dispose of Capital Securities prior to the record date for payment of Distributions thereon following such Extension Period will include OID in gross income but will not receive any cash related thereto from the Issuer. The amount of OID that accrues in any semi-annual period will approximately equal the amount of the interest that accrues in that semi-annual period at the stated interest rate. In the event that the interest payment period is extended, holders will accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

     Holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income earned on the Capital Securities.

     Holders of Capital Securities other than a holder who purchased the Capital Securities upon original issuance may be considered to have acquired their undivided interests in the Subordinated Debentures with market discount or acquisition premium, as such phrases are defined for United States Federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of Capital Securities.

RECEIPT OF SUBORDINATED DEBENTURES UPON LIQUIDATION OF THE ISSUER

     As described under "Description of New Securities-Liquidation of the Issuer and Distribution of Subordinated Debentures," Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Issuer. Under current law, such a distribution would be treated as a non-taxable event to each holder and each holder's aggregate tax basis in the Subordinated Debentures would be equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of the Issuer would include the period for which the Capital Securities were held by such holder. If, however, the liquidation of the Issuer were to occur because the Issuer is subject to United States Federal income tax with respect to income accrued or received on the Subordinated Debentures, the distribution of Subordinated Debentures to the holders of Capital Securities by the Issuer would be a taxable event to the Issuer and a holder of Capital Securities would recognize gain or loss as if such holder had exchanged its Capital Securities for the Subordinated Debentures it received upon the liquidation of the Issuer. A holder will be taxable on interest or OID in respect of Subordinated Debentures received from the Issuer in the manner described above under "-Interest, Original Issue Discount, Premium and Market Discount."

SALE OR REDEMPTION OF CAPITAL SECURITIES

     A holder that sells Capital Securities (including a redemption for cash) will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts attributable to accrued but unpaid interest which has not yet been included in income, which will be treated as ordinary income) and its adjusted tax basis in the securities sold or redeemed. A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition (and the accrual of market discount, if any, if an election to accrue market discount in income currently is made) and decreased by payments received on the Capital Securities (other than payments of qualified stated interest). Except to the extent noted above and subject to the market discount rules of the Code, any such gain or loss


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

generally will be long-term capital gain or loss if the Capital Securities were held for more than one year.

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its Capital Securities disposed of. To the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than such holder's adjusted tax basis (which will include all OID and accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Subject to the qualifications discussed below, income on the Capital Securities will be reported to holders on Forms 1099, which forms are expected to be mailed to holders of Capital Securities by January 31 following each calendar year.

     The Issuer will be obligated to report annually to Cede & Co., as holder of record of the Capital Securities, the interest (or OID) related to the Subordinated Debentures for that year. The Issuer currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Issuer is not legally required to report to record holders until April 15 following each calendar year. The Initial Purchasers have indicated to the Issuer that, to the extent that they hold Capital Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Capital Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Issuer. The Issuer, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Capital Securities who hold their Capital Securities through the Initial Purchasers will receive Forms 1099 reflecting the income on their Capital Securities from such nominee holders rather than the Issuer.

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's Federal income tax liability, provided the required information is provided to the Service.

POSSIBLE TAX LAW CHANGES

     On February 6, 1997, President Clinton submitted to Congress the Proposal to implement certain tax legislation that would, as explained in the Joint Committee Description, generally deny interest deductions for interest on an instrument which (a) is issued by a corporation, (b) has a maximum term of more than 15 years and (c) is not shown as indebtedness on the separate balance sheet of the issuer (or, if the instrument is issued to a related party other than a corporation, where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet). If such provision were to apply to the Subordinated Debentures, the Company would be unable to deduct


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interest on the Subordinated Debentures, which, under current law, the Company believes it will be able to deduct. However, as explained in the Joint Committee Description, legislation enacted under the Proposal would be effective generally for instruments issued on or after the date of first congressional committee action. To date there has been no congressional committee action on the Proposal. There can be no assurance that the Proposal will not result in legislation having a retroactive effect and applicable to the Subordinated Debentures. Furthermore, there can be no assurance that other legislation enacted after the date hereof will not be otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debentures. Accordingly, there can be no assurance that the Proposal or any other such legislation will not result in a Tax Event, which would permit the Company to cause a redemption of the Capital Securities before, as well as after, January 15, 2002. See "Description of New Securities-Redemption".

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain responsibilities and limitations on fiduciaries of employee benefit plans subject to Part 4 of Title I of ERISA and persons deemed to hold plan assets of such employee benefit plans by reason of Department of Labor regulation 29 C.F.R. ss. 2510.3-101 ("Plan Assets Regulation") or applicable law ("ERISA Plans"). When considering an investment in Capital Securities by an ERISA Plan, such fiduciaries should also consider, among other matters, whether such investment is prudent, is permitted by the documents governing the ERISA Plan, and is appropriate in view of the ERISA Plan's investment policy and portfolio.

     The prohibited transaction provisions of ERISA and Section 4975 of the Code impose limitations upon a broad range of direct or indirect transactions involving the assets of an ERISA Plan or other plan subject to such provisions (collectively, "Plans"), and a "party in interest" (as defined in ERISA) or a "disqualified person" (as defined in such Section), unless an exemption applies. By virtue of the activities of the Company and its subsidiaries, the Company is a party in interest and disqualified person with respect to many Plans from time to time.

     Under a look-through rule set forth in the Plan Assets Regulation, the assets of the Issuer could be treated as if they were "plan assets" of any Plan acquiring a Capital Security, unless for purposes of the Plan Assets Regulation
(i) the Capital Securities constitute "publicly offered securities" or (ii) immediately after any acquisition of a Capital Security, Plans and other "benefit plan investors" own less than 25% of the Capital Securities (excluding any Capital Securities owned by the Property Trustee, Delaware Trustee, Administrators or any of their affiliates). The acquisition of Capital Securities (i) by at least 100 persons who are independent of one another (at the completion of the public offering or otherwise) for purposes of satisfying the definition of a publicly offered security or (ii) by "benefit plan investors" (as defined in the Plan Assets Regulation) will not be monitored. Thus, there are no assurances that the assets of the Issuer could not be construed as "plan assets" of any Plan acquiring a Capital Security.

     If the assets of the Issuer were treated as plan assets, the fiduciary standards in ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code would likely apply to the assets owned by and the operations of the Trust. In particular, the loan between the Trust and the Company, as evidenced by the Subordinated Debentures, might constitute a non-exempt prohibited transaction unless the Company is not a party in interest or a disqualified person with respect to any ERISA Plan which owns a Trust Security. Furthermore, the Property Trustee, Delaware Trustee and Administrators would likely be treated as "parties in interest" and "disqualified persons" subject to the prohibited transaction provisions and could be construed as fiduciaries for purposes of ERISA with respect to each ERISA Plan owning a Capital Security.

     Moreover, due to the narrow purpose of the Issuer, the extension of credit between the Issuer and the Company could be construed as an indirect prohibited transaction for which an exemption is required with respect to any Plan acquiring Capital Securities and as to which the Company is a party in interest or disqualified person, regardless of whether the assets of the Issuer are treated as plan assets of any Plan acquiring a Capital Security.

     As a result, no Plan should acquire Capital Securities unless one or more prohibited transaction exemptions applies to its acquisition and holding of such Securities, including the operation of the Issuer and the loan between the Issuer and the Company. The acquisition of a Capital Security by an ERISA Plan shall constitute a representation and warranty by such Plan and its fiduciary responsible for such acquisition that such security is being acquired and held pursuant to an applicable prohibited transaction exemption.

     There are a number of prohibited transaction exemptions which could reasonably be construed as applying to the acquisition and holding of a Capital Security by a Plan (including the loan between the Issuer and the Company, and the services provided by the Property Trustee, Delaware Trustee and Administrators) depending upon the circumstances, including, but not limited to, the following prohibited transaction class exemptions ("PTCEs"): PTCE 84-14 relating to qualified professional asset managers; PTCE 90-1 relating to insurance company pooled separate accounts; PTCE 91-38 relating to bank collective trust funds; PTCE 95-60 relating to insurance company general accounts; and PTCE 96-23 relating to in-house asset managers.

     The foregoing discussion with respect to Plans is general in nature and is not intended to be all-inclusive. Any Plan considering a purchase of Capital Securities should consult with its counsel regarding the potential consequences of such purchase. In particular, Plans should consider the potential consequences if the assets of the Issuer were treated as "plan assets" and the availability and extent of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or other exemption.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Issuer has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer-Resales of New Capital Securities." The Issuer will not receive any proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         This Prospectus may be used by Bear, Stearns & Co. Inc., an affiliate of the Company, in connection with offers and sales related to market-making transactions in New Securities effected from time to time after the commencement of the offering to which this Prospectus relates. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

         The Company has been advised by Bear, Stearns & Co. Inc. that, subject to applicable laws and regulations, Bear, Stearns & Co. Inc. may make a market in New Securities. However, they are not obligated to do so and any market-making may be discounted at any time without notice. In addition, such market-making activity is subject to the limits imposed by the Securities Act, the Exchange Act. There can be no assurance that an active trading market will be sustained.

         The Company has indemnified Bear, Stearns & Co. Inc. with respect to certain liabilities in connection with this Prospectus, including liabilities under the Securities Act.

                       VALIDITY OF NEW CAPITAL SECURITIES

     Certain matters of Delaware law relating to the validity of the New Capital Securities, the enforceability of the Trust Agreement and the creation of the Issuer will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Issuer. The validity of the New Capital Securities will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York. Weil, Gotshal & Manges LLP will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States Federal income tax considerations will be passed upon for the Company by Weil, Gotshal & Manges LLP.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements and the related financial statement schedules incorporated by reference from the Company's 1996 Annual Report on Form 10-K in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER OR BY THE INITIAL PURCHASERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                          TABLE OF CONTENTS PROSPECTUS
                                                                PAGE

        Available Information.............................       11
        Incorporation of Certain Documents
          by Reference....................................       11
        Summary...........................................       12
        Risk Factors......................................       19
        Ratios of Earnings to Fixed Charges...............       26
        Use of Proceeds...................................       26
        Capitalization....................................       27
        Bear Stearns Capital Trust I......................       28
        The Bear Stearns Companies Inc....................       28
        Accounting Treatment..............................       29
        The Exchange Offer................................       29
        Description of New Securities.....................       40
        Description of Subordinated Debentures............       55
        Description of Guarantee..........................       66
        Description of Old Securities.....................       70
        Relationship Among the Capital
        Securities, the Subordinated
          Debentures and the Guarantee....................       69
        Certain Federal Income Tax
          Consequences....................................       71
        ERISA Considerations..............................       75
        Plan of Distribution..............................       77
        Validity of New Capital Securities................       78
        Independent Public Accountants....................       78



                                  $200,000,000

                          BEAR STEARNS CAPITAL TRUST I


                              FIXED/ADJUSTABLE RATE
                               CAPITAL SECURITIES

                           (LIQUIDATION AMOUNT $1,000
                              PER CAPITAL SECURITY)

                            FULLY AND UNCONDITIONALLY
                         GUARANTEED, AS DESCRIBED HEREIN


                                       BY

                         THE BEAR STEARNS COMPANIES INC.


                              _____________________

                                   PROSPECTUS
                              _____________________




                                  MARCH __, 1997

Item 20. Indemnification of Directors and Officers.

         Reference is made to section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers of the Company in certain circumstances.

         Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a) to the Registration Statement on Form S-8 (No. 33-49979) filed August 13, 1993.

         The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

         Under the Amended and Restated Trust Agreement, the Company has agreed to indemnify each of the Issuer Trustees and Administrators, and to hold such Issuer Trustees and Administrators harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance of administration of such Trust Agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement or the Amended and Restated Trust Agreement each of which is filed as an exhibit to this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise (other than insurance), each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance or the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS.


EXHIBIT NO.                DESCRIPTION OF EXHIBIT


4.1        Indenture, dated as of January 29, 1997, between the Company and The Chase Manhattan
           Bank, as Debenture Trustee*
4.2        First Supplemental Indenture, dated as of January 29, 1997 between the Company and The
           Chase Manhattan Bank, as Debenture Trustee*
4.3        Certificate of Trust of Bear Stearns Capital Trust I*
4.4        Amended and Restated Trust Agreement of Bear Stearns Capital Trust*
4.5        Form of Capital Security Certificate for Bear Stearns Capital Trust I (included in Exhibit 4.4)
4.6        Form of Junior Subordinated Debenture due January 15, 2027 (included in Exhibit 4.2)
4.7        Capital Securities Guarantee Agreement dated as of January 29, 1997*


                                       81

EXHIBIT NO.                DESCRIPTION OF EXHIBIT

4.8        Registration Rights Agreement, dated as of January 29, 1997, among the Company, the Issuer and Chase Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and
           NationsBanc Securities, Inc.*
4.9        All instruments defining the rights of holders of long-term debt of the Company and its subsidiaries (Not filed pursuant to clause 4
           (iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission)
5.1        Opinion of Richards, Layton & Finger as to validity of the New Capital Securities*
5.2        Opinion of Weil, Gotshal & Manges LLP as to validity of the Guarantee and the New
           Subordinated Debentures to be issued by the Company*
8          Opinion of Weil, Gotshal & Manges LLP as to certain federal income tax matters*
12         Computations of Ratios of Earnings to Fixed Charges**
23.1       Consent of Deloitte & Touche LLP*
23.2       Consent of Richards, Layton & Finger (Included in Exhibit 5.1)
23.3       Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 5.2)
23.4       Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 8)
24         Powers of Attorney (Included in the signature pages to the Registration Statement)*
25.1       Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the
           Indenture**
25.2       Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the
           Amended and Restated Trust Agreement**
25.3       Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the Guarantee for the benefit of the holders of Capital Securities**
99.1       Form of Letter of Transmittal and instructions thereto**
99.2       Form of Notice of Guaranteed Delivery**
99.3       Form of Exchange Agent Agreement**

*  Previously filed.
** Filed herewith.

ITEM 22. UNDERTAKINGS.

           Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Each of the undersigned Registrants hereby also undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission; and

                 (iii) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information required in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant, The Bear Stearns Companies, Inc., has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of March, 1997.



                                             THE BEAR STEARNS COMPANIES INC.


                                             By: /s/ William J. Montgoris
                                                 ----------------------------
                                                 William J. Montgoris
                                                 Chief Operating Officer


        We, the undersigned officers and directors of The Bear Stearns Companies Inc., hereby severally constitute Alan C. Greenberg, James E. Cayne and William
J. Montgoris, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-4 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                       TITLE                                                DATE

                   *                   Chairman of the Board and Director          March 18, 1997
----------------------------------
Alan C. Greenberg


                                       President and Chief                         March 18, 1997
                   *                   Executive Officer (Principal Executive
----------------------------------
James E. Cayne                         Officer); Director


/s/ William J. Montgoris               Chief Operating Officer; Director           March 18, 1997
----------------------------------
William J. Montgoris


                   *                   Executive Vice President; Director          March 18, 1997
----------------------------------
Mark E. Lehman

                                                                                   March 18, 1997
                   *                   Executive Vice President; Director
----------------------------------
Alan D. Schwartz


                   *                   Executive Vice President; Director          March 18, 1997
----------------------------------
Warren J. Spector


                   *                   Treasurer; Director                         March 18, 1997
----------------------------------
Michael Minikes


                   *                   Director                                    March 18, 1997
----------------------------------
E. Garrett Bewkes III


                                       Director
----------------------------------
Denis A. Bovin



                                       85

SIGNATURE                                 TITLE                                     DATE

                                       Director
----------------------------------
Peter D. Cherasia


                   *                   Director                                    March 18, 1997
----------------------------------
Ralph R. Cioffi


                   *                   Director                                    March 18, 1997
----------------------------------
Barry J. Cohen


                   *                   Director                                    March 18, 1997
----------------------------------
Wendy L. de Monchaux


                   *                   Director                                    March 18, 1997
----------------------------------
Bruce E. Geismar


                   *                   Director                                    March 18, 1997
----------------------------------
Carl D. Glickman


                   *                   Director                                    March 18, 1997
----------------------------------
Thomas R. Green


                   *                   Director                                    March 18, 1997
----------------------------------
Donald J. Harrington



                                       86

SIGNATURE                                 TITLE                                     DATE

                   *                   Director                                    March 18, 1997
----------------------------------
Richard Harriton


                   *                   Director                                    March 18, 1997
----------------------------------
Daniel L. Keating


                   *                   Director                                    March 18, 1997
----------------------------------
John W. Kluge


                   *                   Director                                    March 18, 1997
----------------------------------
David A. Liebowitz


                   *                   Director                                    March 18, 1997
----------------------------------
Bruce M. Lisman


                   *                   Director                                    March 18, 1997
----------------------------------
Roland N. Livney


                   *                   Director                                    March 18, 1997
----------------------------------
Donald R. Mullen, Jr.


                                       Director
----------------------------------
Frank T. Nickell



                                       87

SIGNATURE                                 TITLE                                     DATE

                                       Director
----------------------------------
Craig M. Overlander


                                       Director
----------------------------------
Stephen E. Raphael


                   *                   Vice-Chairman of the Board; Director        March 18, 1997
----------------------------------
E. John Rosenwald Jr.


                                       Director
----------------------------------
Lewis A. Sachs


                                       Director
----------------------------------
Richard Sachs


                                       Director
----------------------------------
Frederic V. Salerno


                   *                   Director                                    March 18, 1997
----------------------------------
David M. Solomon


                   *                   Director                                    March 18, 1997
----------------------------------
Robert M. Steinberg



                                       88


SIGNATURE                                 TITLE                                     DATE

                   *                   Vice-Chairman of the Board; Director        March 18, 1997
----------------------------------
Michael L. Tarnopol


                                       Director
---------------------------------
Vincent Tese


                   *                   Director                                    March 18, 1997
----------------------------------
Michael J. Urfirer


                   *                   Director                                    March 18, 1997
----------------------------------
Fred Wilpon


                   *                   Director                                    March 18, 1997
----------------------------------
Uzi Zucker


                   *                   Controller                                  March 18, 1997
----------------------------------
Michael J. Abatemarco


                   *                   Senior Vice President- Finance and          March 18, 1997
----------------------------------     Chief Financial Officer (Principal
Samuel L. Molinaro Jr.                 Accounting Officer and Principal
                                       Financial Officer)

* Signed on behalf of each of the above-mentioned individuals by their attorney-in-fact



By: /s/ William J. Montgoris
    ----------------------------
    William J. Montgoris
    Attorney-in-Fact

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the registrant, Bear Stearns Capital Trust I, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of March, 1997.



                                      BEAR STEARNS CAPITAL TRUST I
                                      By:  The Bear Stearns Companies Inc.,
                                            as Sponsor


                                      By: /s/ William J. Montgoris
                                          ----------------------------
                                           William J. Montgoris
                                           Chief Operating Officer

                                 EXHIBIT INDEX

4.1        Indenture, dated as of January 29, 1997, between the Company and The Chase Manhattan
           Bank, as Debenture Trustee*
4.2        First Supplemental Indenture, dated as of January 29, 1997 between the Company and The
           Chase Manhattan Bank, as Debenture Trustee*
4.3        Certificate of Trust of Bear Stearns Capital Trust I*
4.4        Amended and Restated Trust Agreement of Bear Stearns Capital Trust*
4.5        Form of Capital Security Certificate for Bear Stearns Capital Trust I (included in Exhibit 4.4)
4.6        Form of Junior Subordinated Debenture due January 15, 2027 (included in Exhibit 4.2)
4.7        Capital Securities Guarantee Agreement dated as of January 29, 1997*
4.8        Registration Rights Agreement, dated as of January 29, 1997, among the Company, the Issuer and Chase Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and
           NationsBanc Securities, Inc.*
4.9        All instruments defining the rights of holders of long-term debt of the Company and its subsidiaries (Not filed pursuant to clause 4
           (iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission)
5.1        Opinion of Richards, Layton & Finger as to validity of the New Capital Securities*
5.2        Opinion of Weil, Gotshal & Manges LLP as to validity of the Guarantee and the New
           Subordinated Debentures to be issued by the Company*
8          Opinion of Weil, Gotshal & Manges LLP as to certain federal income tax matters*
12         Computations of Ratios of Earnings to Fixed Charges**
23.1       Consent of Deloitte & Touche LLP*
23.2       Consent of Richards, Layton & Finger (Included in Exhibit 5.1)
23.3       Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 5.2)
23.4       Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 8)
24         Powers of Attorney (Included in the signature pages to the Registration Statement)*
25.1       Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the
           Indenture**
25.2       Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the
           Amended and Restated Trust Agreement**
25.3       Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the Guarantee for the benefit of the holders of Capital Securities**
99.1       Form of Letter of Transmittal and instructions thereto**
99.2       Form of Notice of Guaranteed Delivery**
99.3       Form of Exchange Agent Agreement**

*  Previously filed.
** Filed herewith.

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